UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2022

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01 Regulation FD Disclosure.

On September 19, 2022, Virios Therapeutics, Inc. (the “Company”) issued a press release relating to the announcement described in Item 8.01 below. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

On September 19, 2022, the Company posted a presentation to its website that may be used by the Company from time to time with investors, analysts, collaborators, vendors or other third parties. A copy of the presentation is furnished as Exhibit 99.2.

The information in this Item 7.01, including the attached exhibits, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 8.01 Other Events

On September 19, 2022, the Company announced top-line results from its FORTRESS (Fibromyalgia Outcome Research Trial Evaluating Synergistic Suppression of Herpes Simplex Virus-1) study of oral IMC-1 for the treatment of fibromyalgia.

Overall, the FORTRESS study did not achieve statistical significance on the prespecified primary efficacy endpoint of change from baseline to Week 14 in the weekly average of daily self-reported average pain severity scores comparing IMC-1 to placebo (p=0.302).  However, analysis of the data suggests a bifurcation of response based on the timing of patient enrollment in the FORTRESS trial. During the first half of the trial (June 2021 to November 2021), for the patients who were enrolled (n=208) when the Delta variant of COVID-19 was the dominant strain in the U.S., IMC-1 demonstrated no improvement versus placebo-treated patients.  Conversely, during the second half of the trial (November 2021 to April 2022), for the patients who were enrolled (n=214) when vaccination rates improved and the less severe Omicron variant of COVID-19 became the dominant U.S. strain, IMC-1-treated patients demonstrated a statistically significant improvement on the primary pain reduction endpoint (p=0.03) at Week 14, as well as a statistically significant improvement in the key secondary PROMIS Fatigue assessment (p=0.006) and the Fibromyalgia Impact Questionnaire-Revised (FIQR) symptoms domain score (p=0.015).

IMC-1 was well-tolerated overall, with only 4.6% of IMC-1 treated patients dropping out due to adverse events, as compared with 8.1% of placebo treated patients. No adverse event category in the IMC-1 group exceeded a 4% rate with the exception of COVID-19 infection. Overall discontinuations were 18.5% in the IMC-1 treated group versus 23% in the placebo treated group.  Patients in the FORTRESS trial were randomized one-to-one to either IMC-1 or placebo and patient background demographics and baseline pain scores were well matched.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated September 19, 2022 (furnished herewith).
99.2	Presentation dated September 19, 2022 (furnished herewith).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Senior Vice President of Finance and Corporate Secretary
September 19, 2022

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